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Exhibit 99.1

NEWS RELEASE                                                      FOR RELEASE
CONTACT:                                                          Feb. 7, 2005
Buzz Brenkert, Investors, (513) 345-1525
Lori Dorer, Media, (513) 345-1685

               KENDLE RESCHEDULES FOURTH QUARTER AND YEAR END 2004
                      EARNINGS WEBCAST AND CONFERENCE CALL

CINCINNATI, Feb. 7, 2005 -- Kendle (Nasdaq: KNDL), a leading, global full-service clinical research organization, today announced it has rescheduled its Fourth Quarter and Year End 2004 earnings release and subsequent Webcast and Conference call to provide the company with the time needed to complete its accounting procedures.

NEW DATES

EARNINGS RELEASE
Monday, Feb. 14,  Before Market Open

CONFERENCE CALL AND WEBCAST
Monday, Feb. 14, 8:30 a.m. Eastern Time

The dial-in number for the telephone conference call is (800) 399-0069 (United States and Canada) and (706) 643-3694 (outside North America). A live Webcast will be available in the Investor Relations section of kendle.com or at http://phx.corporate-ir.net/playerlink.zhtml?c=88712&s=wm&e=1003163. Please note that Webcast participants will not be able to ask questions.

A telephone replay will be available through 5 p.m. Eastern Time on March 14 by dialing (706) 645-9291 and entering conference ID number 3500249. The Webcast will be archived at www.kendle.com (click on "Investor Relations") shortly after the call for on-demand replay through 5 p.m. Eastern Time on March 14.

ABOUT KENDLE
Kendle International Inc. (Nasdaq: KNDL) is among the world's leading global clinical research organizations. We deliver innovative and robust clinical development solutions -- from first-in-man studies through market launch and surveillance -- to help the world's biopharmaceutical companies maximize product life cycles and grow market share. With headquarters in Cincinnati and more than 1,700 associates worldwide, Kendle has conducted clinical trials or provided regulatory and validation services in more than 60 countries. Investor kits are available upon request from Kendle, 1200 Carew Tower, 441 Vine Street, Cincinnati, OH 45202, or from the company's Web site at www.kendle.com.


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